Exhibit 23.1

 CONSENT OF INDEPENDENT REGISTERED  CERTIFIED PUBLIC ACCOUNTANTS

To: ARS Networks, Inc.

As independent Registered Certified Public Accountants, we hereby consent to the use by reference in this Registration Statement, Form S-8, of our April 30, 2004 report on Form 10KSB for the year ended January 31, 2004, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, and to all other references to our Firm included in this Registration Statement.

                                                                /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
               Russell Bedford Stefanou Mirchandani LLP

New York, New York
September 17, 2004